Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

LQR House Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type (1)	Security Class Title	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee (3)

Fees to Be Paid	Common Stock, par value $0.0001 per share, to be sold by the Registrant	Equity	26,315,789	$0.38		$10,000,000	0.00014760	$1,476
Fees to Be Paid	Common Stock, par value $0.0001 per share, to be sold by the Selling Stockholders (4)	Equity	2,550,622	$0.38		969,236.36	0.00014760	$143.06
	Representative’s Warrant (5)	Equity	-	-		-	-	-
Fees to Be Paid	Common Stock underlying Representative’s Warrant (6)	Equity	1,315,789	$0.38		$500,000	0.00014760	$73.8
	Total Offering Amounts				$			$1,476
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$1,692.86

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant (“Common Stock”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	The registration fee for securities is based on an estimate of the Maximum Aggregate Offering Price of the common shares, assuming the sale of the maximum number of common shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

(4)	The registration statement also covers the resale by selling stockholders of the registrant of up to 2,550,622 shares of Common Stock previously issued to the selling stockholders as named in the registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	The Representative’s Warrant is exercisable into a number of shares of Common Stock equal to 5% of the number of shares of Common Stock sold in this offering, all at an exercise price equal to the public offering price per share of Common Stock sold in this offering.